RAIT Investment Trust Announces Second Quarter 2006 Earnings

PHILADELPHIA, PA — August 3, 2006 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Second Quarter Highlights

•	Total revenues for the three months ended June 30, 2006 increased 9.5% over the three months ended June 30, 2005

•	Net income available to common shareholders for the three months ended June 30, 2006 increased 8.8% over the three months ended June 30, 2005

RAIT reported net income available to common shareholders for the three months ended June 30, 2006 of $18.2 million, or net income per common share diluted of $0.65 based on 28.0 million weighted average common shares diluted, as compared to net income available to common shareholders of $16.7 million, or net income per common share diluted of $0.65 based on 25.8 million weighted average common shares diluted, for the three months ended June 30, 2005. Total revenues for the three months ended June 30, 2006 were $29.6 million as compared to $27.0 million for the three months ended June 30, 2005.

RAIT reported net income available to common shareholders for the six months ended June 30, 2006 of $36.2 million, or net income per common share diluted of $1.29 based on 28.0 million weighted average common shares diluted, as compared to net income available to common shareholders of $33.1 million, or net income per common share diluted of $1.28 based on 25.8 million weighted average common shares diluted, for the six months ended June 30, 2005. Total revenues for the six months ended June 30, 2006 were $60.3 million as compared to $51.6 million for the six months ended June 30, 2005.

Balance Sheet Summary
At June 30, 2006, RAIT’s real estate loans, net and unconsolidated real estate interests totaled $912.8 million. At December 31, 2005, RAIT’s real estate loans, net and unconsolidated real estate interests totaled $755.0 million. At June 30, 2006, RAIT’s senior indebtedness relating to loans totaled $94.0 million, and there was a $280.0 million aggregate balance outstanding under RAIT’s lines of credit. At December 31, 2005, RAIT’s senior indebtedness relating to loans totaled $66.5 million, and there was a $262.4 million aggregate balance outstanding under RAIT’s lines of credit. RAIT’s total shareholders’ equity was $614.8 million at June 30, 2006 and $609.2 million at December 31, 2005. Total common shares outstanding were 28,111,111 at June 30, 2006 and 27,899,065 at December 31, 2005.

Dividend Summary
On July 17, 2006, RAIT paid a second quarter dividend of $0.62 per common share to shareholders of record on July 6, 2006. Including this second quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past sixteen quarters. On June 30, 2006, RAIT paid a second quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a second quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on June 1, 2006.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 11:00 AM EDT on Friday, August 4, 2006 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Friday, August 11, 2006 by dialing 888-286-8010, access code 60309830.

Information About The Proposed Merger With Taberna Realty Finance Trust
RAIT, a wholly-owned subsidiary of RAIT, RT Sub Inc. (“RT”), and Taberna Realty Finance Trust (“Taberna”) have entered into an Agreement and Plan of Merger dated as of June 8, 2006 pursuant to which RT would merge into Taberna. RAIT has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-136197) that includes a preliminary joint proxy statement/prospectus of RAIT and Taberna and RAIT may file other relevant documents concerning the proposed merger with the SEC. Once finalized, a definitive joint proxy statement/prospectus will be sent to shareholders of RAIT and Taberna seeking approvals related to the proposed transaction. RAIT and Taberna shareholders and other investors are urged to read the registration statement and the definitive joint proxy statement/prospectus when it becomes available and any other materials filed by RAIT with the SEC, as well as any amendments or supplements to those documents. These documents contain important information, which should be read carefully before any decision is made with respect to the merger. Documents filed with the SEC are available for free at the SEC’s website (http://www.sec.gov). These documents are also available for free by accessing RAIT’s website (http://www.raitinvestmenttrust.com).

RAIT, Taberna and certain of their trustees, executive officers, members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of shareholders in connection with the proposed merger, including any interest they have in the merger, is set forth in the joint proxy statement/prospectus filed with the SEC.

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 under Item 1A — “Risk Factors,” its most recent quarterly report on Form 10-Q and its Registration Statement on Form S-4 (Registration No. 333-136197), business conditions and the general economy, especially as they affect interest rates, defaults by borrowers in paying debt service on RAIT’s loans, particularly RAIT’s subordinated and discounted loans, illiquidity of RAIT’s portfolio of investments in real estate, RAIT’s possible inability to originate or acquire investments in real estate on favorable terms, RAIT’s possible inability to obtain capital resources and maintain liquidity through offerings of RAIT’s securities, lines of credit or other means and RAIT’s possible inability to maintain its real estate investment trust qualification or its exemption from registration under the Investment Company Act. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2006	2005	2006	2005
REVENUES
Interest income	$22,463,584	$19,634,961	$42,033,966	$38,610,151
Rental income	3,488,833	3,438,948	7,369,968	6,846,490
Fee income and other	2,225,537	2,085,676	7,886,761	2,997,108
Investment income	1,418,732	1,861,759	2,962,490	3,180,407

Total revenues	29,596,686	27,021,344	60,253,185	51,634,156
COSTS AND EXPENSES
Interest	7,063,945	3,379,476	12,558,697	5,081,177
Property operating expenses	1,806,099	1,813,721	3,885,190	3,717,321
Salaries and related benefits	1,698,466	1,244,207	3,576,452	2,494,556
General and administrative	949,099	1,258,783	2,120,795	2,119,839
Depreciation and amortization	372,485	361,732	742,169	719,061

Total costs and expenses	11,890,094	8,057,919	22,883,303	14,131,954
Net income before minority interest	$17,706,592	$18,963,425	$37,369,882	$37,502,202
Minority interest	(5,425)	(5,266)	(10,139)	(15,255)

Net income from continuing operations	$17,701,167	$18,958,159	$37,359,743	$37,486,947
Gain on sale of consolidated real estate interests	2,593,268	—	2,593,268	—
Net income from discontinued operations	376,194	251,287	1,287,657	611,634

Net income	$20,670,629	$19,209,446	$41,240,668	$38,098,581
Dividends attributed to preferred shares	2,518,955	2,518,955	5,037,910	5,037,910
Net income available to common shareholders	$18,151,674	$16,690,491	$36,202,758	$33,060,671

Net income per common share basic	$0.65	$0.65	$1.30	$1.29
Weighted average common shares basic	27,909,145	25,591,644	27,904,735	25,587,366
Net income per common share diluted	$0.65	$0.65	$1.29	$1.28
Weighted average common shares diluted	28,049,856	25,780,549	28,040,696	25,766,446

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2006	December 31,2005
	(unaudited)
ASSETS
Cash and cash equivalents	$15,229,266	$71,214,083
Restricted cash	35,669,786	20,892,402
Accrued interest receivable	14,475,190	13,127,801
Real estate loans, net	870,876,459	714,428,071
Unconsolidated real estate interests	41,966,842	40,625,713
Consolidated real estate interests	57,461,772	55,054,558
Consolidated real estate interests held for sale	—	94,106,721
Furniture, fixtures and equipment, net	606,009	590,834
Prepaid expenses and other assets	13,906,157	13,657,244
Goodwill	887,143	887,143

Total assets	$1,051,078,624	$1,024,584,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued liabilities	$5,980,980	$3,259,360
Accrued interest payable	2,291,990	2,213,639
Tenant security deposits	4,185	3,185
Dividends payable	17,290,142	—
Borrowers’ escrows	28,284,368	15,981,762
Senior indebtedness relating to loans	94,000,000	66,500,000
Long-term debt secured by consolidated real estate interests	8,025,731	8,118,511
Liabilities underlying consolidated real estate interest held for sale	—	56,413,644
Unsecured line of credit	267,000,000	240,000,000
Secured lines of credit	13,000,000	22,400,000

Total liabilities	$435,877,396	$414,890,101
Minority interest	449,303	459,684
Shareholders’ equity
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 28,111,111 and 27,899,065 shares, respectively, issued and outstanding	281,111	278,991
Additional paid-in-capital	606,413,503	603,130,311
Retained earnings	8,142,817	6,250,150
Loans for stock options exercised	—	(263,647)
Deferred compensation	(135,689)	(211,203)

Total shareholders’ equity	$614,751,925	$609,234,785

Total liabilities and shareholders’ equity	$1,051,078,624	$1,024,584,570